EXHIBIT 5.1

                            ARNALL GOLDEN GREGORY LLP
                                 171 17TH STREET
                                   SUITE 2100
                                ATLANTA, GA 30363
                                 (404) 873-8500
                              (404) 873-8501 (FAX)


                               November 17, 2005

Rollins, Inc.
2170 Piedmont Road, N.E.
Atlanta, Georgia  30324

      RE: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     We have acted as counsel to Rollins, Inc. (the "Registrant") in the preparation of a Registration Statement on Form S-8 (the "Registration
Statement") of even date herewith filed by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933 for the registration of $25 million in Deferred Compensation Obligations (the "Obligations"), representing unsecured obligations of the Registrant to pay deferred compensation in the future, which may be incurred in connection with deferrals of employee salary and bonus payments, and Company contributions, under the Registrant's Deferred Compensation Plan (the "Plan").

     In so acting, we have examined and relied upon such records, documents and other instruments as in our judgment we deemed necessary or appropriate in order to express the opinion hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

     Based on the foregoing, we are of the opinion that the Obligations, when incurred in the manner contemplated by the Plan, and pursuant to an executed Plan Agreement in substantially the form attached to this Registration Statement as Exhibit 4.2, will be duly authorized, valid and binding obligations of the Registrant, enforceable against the Registrant in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Interests of Named Experts and Counsel" contained therein. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations thereunder.

                                          Very truly yours,


                                          /s/ ARNALL GOLDEN GREGORY LLP
                                          ARNALL GOLDEN GREGORY LLP